                                 EXHIBIT 10 (v)

                               AMENDMENT NO. 3 TO
             FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                         DATED AS OF SEPTEMBER 22, 2003

      THIS AMENDMENT NO. 3 ("Amendment No. 3") dated as of December 17, 2004 between MAX & ERMA'S RESTAURANTS, INC., a Delaware corporation (the "Company"), and THE PROVIDENT BANK, an Ohio banking corporation (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Company and the Bank, parties to the Fifth Amended and Restated Revolving Credit Agreement, dated as of September 22, 2003, as amended by Amendment No.1 dated as of December 31, 2003, and as amended by Amendment No. 2 dated as of May 17, 2004 (the "Agreement"), have agreed to amend the Agreement by this Amendment No. 3 on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement as amended hereby.

      NOW, THEREFORE, the Company and the Bank hereby agree as follows:

      Section 1. Amendment of the Agreement. The Agreement is, effective the date hereof, hereby amended as follows:

      1.1. Section 1.4 (b) is amended and restated in its entirety as follows:

                  (b) Interest. From the date of Amendment No. 3 to the
            Agreement until October 30, 2005, each Loan shall bear interest on the unpaid principal balance of all Loans made by the Bank for each day from the day such Loan is made until it becomes due, at a fluctuating rate per annum equal to (at the option of the Company) either (i) the Prime Rate plus 75 basis points or (ii) the LIBOR Rate plus 350 basis points. Thereafter such rate will be adjusted based upon the Company's submission of financial information pursuant to Section 5.2 herein beginning with the quarter ending October 31, 2005. The interest rate adjustment will be effective the first Monday following receipt by the Bank of the Quarterly Compliance Certificate pursuant to Section 5.4(c) herein. The interest rate will be established according to the following schedule based upon the Financial Ratio (as defined in Section 6.2(h) hereof) of the Company during the immediately preceding twelve month period as of the date of each fiscal quarter end:

Ratio at
quarter end
Less than                        Rate for following quarter
---------                        --------------------------
4.25:1.0                    Either the Prime Rate minus 25 basis points or the LIBOR Rate plus
                            250 basis points

4.25 through                Either the Prime Rate plus 25 basis
5.0:1.0                     points or the LIBOR Rate plus 300 basis
                            points

Greater than                Either the Prime Rate plus 75 basis
5.0:1.0                     points or the LIBOR Rate plus 350 basis
                            points

            Interest on all Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. As used in this Agreement, the term "Prime Rate" on any day shall mean the rate published or announced by the Bank as its prime rate which rate may not be the Bank's lowest rate. Any change in the interest rate on a Loan due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. "LIBOR Rate" shall mean the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of the Notes as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. Each change in the rate to be charged hereunder will become effective without notice on the commencement of each Interest Period based upon the LIBOR Rate then in effect. "Interest Period" means each consecutive one, two, three or six month period (the first of which shall commence on the date of this Agreement) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month. Under no circumstances will the interest rate on the Notes be more than the maximum rate allowed by applicable law.

      1.2.  Section 5.1 is amended and restated in its entirety as follows:

            5.1 Use of Proceeds. The Company shall use the Loan proceeds disbursed pursuant to this Agreement for (a) repayment of term indebtedness owing to the Bank, (b) store expansion, (c) common stock repurchases and (d) general working capital purposes; provided, however, that the maximum amount of Loan proceeds that may be used to repurchase common stock is $20,000,000; provided further, however, that the maximum amount of Loan proceeds that may be used to repurchase common stock is $1,000,000 from the effective date of Amendment No. 3 through October 31, 2005.

      1.3.  Section 6.2(c) is amended and restated in its entirety as follows:

            (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not be less than (1) 1.00 to 1.00 from November 1, 2004 to April 30, 2005, (2) 1.05 to 1.00 from May 1, 2005 to July 31, 2005,
            (3) 1.10 to 1.00 from August 1, 2005 to October 31, 2005, (4) 1.15 to 1.00 from November 1, 2005 to February 28, 2006, and (5) 1.20 to
            1.00 thereafter. "Fixed Charge Coverage Ratio" means, for the Company during the Fiscal Period being measured, the quotient of (a) the sum of (i) net income (adjusted upward to the extent non-recurring, non-cash charges are reflected therein and adjusted downward to the extent non-recurring, non-cash gains are reflected therein), plus (ii) amortization and depreciation plus (iii) accrued interest expense plus (iv) income taxes payable during such period minus (v) one time non-cash charges reflected within net income, divided by (b) the sum of (v) current maturities of other long term indebtedness plus (w) current maturities of capitalized lease obligations plus (x) accrued interest expense plus (y) during the Fiscal Period this ratio is being measured, 20% of the Revolving Credit Usage (as defined below), and (z) Store Capital Expenditures in the prior 12 months. "Store Capital Expenditures" means the greater of (A) the product of (i) the number of Company restaurants that have been open more than one year during the Fiscal Period this ratio is being measured multiplied by (ii) $47,000 or (B) the actual Capital Expenditures on such restaurants during the Fiscal Period. "Revolving Credit Usage" means the amount of Revolving Loans outstanding under the Revolving Note on the last day of the Fiscal Period that is being measured.

      1.4. Section 6.2(d), entitled "Earnings Before Taxes," is hereby eliminated.

      1.5. Section 6.2(f), entitled "Interest Coverage Ratio," is hereby eliminated.

      1.6.  Section 6.2(g) is amended and restated in its entirety as follows:

            (g) Senior Debt to EBITDA. At the end of any Fiscal Period commencing (1) on the date hereof and ending on October 30, 2005, permit the ratio of (i) the Company's Indebtedness during the Fiscal Period being measured to (ii) the Company's EBITDA during the Fiscal Period being measured to be greater than 2.50 to 1.00 and (2) on October 31, 2005 and thereafter, permit the ratio of (i) the Company's Indebtedness during the Fiscal Period being measured to
            (ii) the Company's EBITDA during the Fiscal Period being measured to be greater than 2.25 to 1.0.

      1.7.  A new Section 6.2(h) has been added as follows:

            (h) Financial Ratio Test. Permit the Financial Ratio (1) to be more than 5.75 to 1.00 from November 1, 2004 through October 30, 2005, then (2) to be more

            (i) than 5.50 to 1.00 from October 31, 2005 through October 29, 2006, and (3) to be more than 5.25 to 1.00 thereafter. "Financial Ratio" shall mean the sum of the Senior Indebtedness of the Company plus the product of the Company's Current Year Future Minimum Rental Commitments multiplied by eight (8), as such sum is divided by EBITDAR. "Company's Current Year Future Minimum Rental Commitments" means the sum of the payments owing by the Company for the current fiscal year under the non-cancelable term of the operating leases including any residual payments guaranteed by the Company. "EBITDAR" means EBITDA plus Rental Expense of the Company.

      1.8. Exhibit C-6 attached hereto amends and restates in its entirety Exhibit C-5.

      Section 2. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of Ohio.

      Section 3. Costs and Expenses. The Company hereby agree to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment No. 3 and the other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto.

      Section 4. Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      Section 5. Warrant of Attorney. The undersigned and all indorsers authorize any attorney at law, including an attorney engaged by the holder, to appear in any court of record in Columbus, Ohio, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons against whom judgment has not been obtained hereon. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned and all indorsers or any one or more of them. The undersigned and all indorsers hereby expressly waive any conflict of interest that the holder's attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

      Section 6. Conditions Precedent. Simultaneously with the execution hereof, the Bank shall receive all of the following, each dated the date hereof, in form and substance satisfactory to the Bank:

            6.1. The certificate of an officer of the Company certifying the resolutions of the board of directors of the Company evidencing authorization of the execution, delivery, and performance of this Amendment No. 3 and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents, or the transactions contemplated.

            6.2. Executed versions of Amendment No. 3.

            6.3. Payment of a waiver and restructuring fee of $36,000.

            6.4. Such other documents as the Bank may, in its reasonable discretion, so require.

      Section 7. Reaffirmation of Representations and Warranties; No Defaults. The Company hereby expressly acknowledges and confirms that the representations and warranties of the Company set forth in Section 4 of the Agreement, as amended, are true and accurate on this date with the same effect as if made on and as of this date; that no financial condition or circumstance exists which would inevitably result in the occurrence of an Event of Default under Section 7 of the Agreement; and that no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Section 7 of the Agreement.

      Section 8. Reaffirmation of Documents. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, mortgage deeds, assignments, subordination agreements, or other instruments or documents executed in connection with the Agreement, including provisions for the payment of the Notes pursuant to the terms of the Agreement. The parties hereto agree that this Amendment No. 3 does not constitute the extinguishment of any obligation or indebtedness previously incurred nor does it in any manner affect or impair any security interest granted to the Bank, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

     The parties have executed this Amendment No. 3 as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MAX & ERMA'S RESTAURANTS, INC.            THE PROVIDENT BANK

By: /s/ William C. Niegsch, Jr.           By: /s/ Douglas E. Houser
    _________________________________         _________________________________

Name: William C. Niegsch, Jr.             Name: Douglas E. Houser
Its: Chief Financial Officer              Its: Senior Vice President

Address for Notices:                      Address for Notices:

4849 Evanswood Drive                      155 East Broad Street
Columbus, OH  43229                       Columbus, OH  43215
Attn: William C. Niegsch, Jr.             Attention: Douglas E. Houser
Telephone No.:  614-431-5800              Telephone No.: 614-463-7454
                                          Telecopy No.:  614-463-6770

                                   EXHIBIT C-5

     [BORROWER TO EDIT TO ADD NEW LOCATIONS AND DELETE ANY CLOSED LOCATIONS]

                         MAX & ERMA'S RESTAURANTS, INC.
                           AT THE FOLLOWING LOCATIONS:

          ADDRESS                                                                             COUNTY
          -------                                                                             ------
739 S. Third St., Columbus, Ohio 43206                                                       Franklin

1904 Lake Club Drive, Columbus, Ohio 43232                                                   Franklin

8901 Kingsridge Drive, Dayton, Ohio 45459                                                    Montgomery

8930 Wesleyan Road, Indianapolis, IN  46268                                                  Marion

4550 Kenny Road, Columbus, Ohio 43220                                                        Franklin

31205 Orchard Lake Road, Farmington Hills, MI 48334                                          Oakland

1275 E. Dublin-Granville Road, Columbus, Ohio 43229                                          Franklin

8817 US 31 South, Indianapolis, IN  46227                                                    Marion

630 Stanwix St., Pittsburgh, PA  15222                                                       Allegheny

37714 Six Mile Road, Livonia, MI  48152                                                      Wayne

411 Metro Place North, Dublin, Ohio 43017                                                    Franklin

5533 Walnut Street, Shadyside, PA  15232                                                     Allegheny

1910 Cochran Road, Pittsburgh, PA  15220                                                     Allegheny

250 Merrill Street, Birmingham, MI  48009                                                    Oakland

5899 East 86th Street, Indianapolis, IN  46250                                               Marion

220 City Center Drive, Columbus, Ohio 43215                                                  Franklin

445 E. Eisenhower Blvd., Suite 1, Ann Arbor, MI  48108                                       Washtenaw

306 Rand Road, Arlington Heights, IL  60004                                                  Cook

3750 W. Market St., Fairlawn, Ohio 44333                                                     Summit

30105 Detroit Road, Westlake, Ohio 44115                                                     Cuyahoga

2739 Fairfield Commons, Beavercreek, OH  45431                                               Greene

447 N. Milwaukee Ave., Vernon Hills, IL  60061                                               Lake

7800 Montgomery Road, Kenwood, Ohio 45236                                                    Hamilton

27466 Novi Road, #B237, Novi, MI  48377                                                      Oakland

3191 28th St., SE, Grand Rapids, MI  49508                                                   Kent

2020 W. 75th Street, Woodridge, Ill  60517                                                   DuPage

2475 Higgins Road, Hoffman Estates, IL  60195                                                Cook

1317 Hamilton Road, Gahanna, OH  43230                                                       Franklin

8619 J.W. Clay Blvd., Charlotte, NC  28262                                                   Mecklenburg

6930 Miller Lane, Dayton, Ohio 45414                                                         Montgomery

936 Sheraton Drive, Mars, PA  16046                                                          Allegheny

          ADDRESS                                                                             COUNTY
          -------                                                                             ------
201 S. Bridewell Drive, Burr Ridge, IL 60521                                                 DuPage

33675 Solon Road, Solon, OH  44139                                                           Cuyahoga

6420 Grand Avenue, Gurnee, IL  60031                                                         Lake

3030 Lakecrest Circle, Lexington, KY  40513                                                  Fayette

130 Andrew Drive, Pittsburgh, PA  15275                                                      Allegheny

2240 Canton Center North, Canton, MI  48187                                                  Wayne

1155 Mt. Vernon Highway, Atlanta, GA  30338                                                  Fulton

3040 Steve Reynolds Blvd., Duluth, GA  30095                                                 Gwinnett

1515 Polaris Parkway, Columbus, OH 43240                                                     Franklin

4279 Cemetery Road, Hilliard, OH  43026                                                      Franklin

1391 Arrowhead Drive, Maumee, OH  43537                                                      Lucas

28254 Diehl Road, Warrenville, IL  60555                                                     DuPage

1848 Alysheba Way, Lexington, KY  40509                                                      Fayette

7085 Engle Road, Middleburg Heights, OH  44130                                               Cuyahoga

2740 Mosside Blvd, Monroeville, PA  15146                                                    Allegheny

2080 Interchange Road, Erie PA  16509                                                        Erie

9226 Schulze Drive, West Chester, OH  45069                                                  Butler

5792 Youngstown-Warren Road, Niles, OH  44446                                                Trumbull

300 Monticello Avenue #156 (MacArthur Center), Norfolk, VA 23510                             Norfolk

44899 Mound Road, Sterling Heights, MI  48314                                                Macomb

2901 South Hurstbourne Parkway, Louisville, KY  40220                                        Jefferson

12195 North Meridian Street, Carmel, IN  46032                                               Marion

7480 Sawmill Road, Dublin, OH  43016                                                         Franklin

900 Gamma Drive, Pittsburgh, PA  15238                                                       Allegheny

6051 Timber Ridge Drive, Prospect, KY  40059                                                 Jefferson

8700 Sam Furr Road, Huntersville, NC  28078                                                  Mecklenburg

2631 Edmondson Road, Norwood, OH  45209                                                      Hamilton

3940 Rivertown Parkway SW, Grandville, MI  49418                                             Kent

6260 Intech Commons Drive, Indianapolis, IN 46278                                            Marion

4255 Baldwin Road, Auburn Hills, MI  48326                                                   Oakland

20506 North Rand Road, Deer Park, IL  60010                                                  Lake

178 Easton Town Center, Columbus, OH  43219                                                  Franklin

5150 William Flynn Highway, Gibsonia, PA  15044                                              Allegheny

2515 Lake Lansing Road, Lansing, MI  48912                                                   Ingham

7890 Mentor Avenue, Mentor, OH  44060                                                        Lake

4093 Washington Road, McMurray, PA  15317                                                    Washington

122 North Adams Road, Rochester Hills, MI  48309                                             Oakland

          ADDRESS                                                                             COUNTY
          -------                                                                             ------
3921 Summit Plaza Drive, Louisville, KY  40241                                               Jefferson

5020 Tiedeman Road, Brooklyn, OH  44144                                                      Cuyahoga

805 Eastgate North Drive, Cincinnati, OH  45245                                              Clermont

8050 East Broad Street, Reynoldsburg, OH  43068                                              Franklin

7050 W. Central Avenue, Toledo, OH  43617                                                    Lucas

6601 Newburgh Road, Westland, MI  48185                                                      Wayne

4512 Virginia Beach Blvd., Virginia Beach, VA  23462                                         Virginia Beach

     [BORROWER TO EDIT TO ADD NEW LOCATIONS AND DELETE ANY CLOSED LOCATIONS]